      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2003
                                                     Registration No. 333-103216

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                   MONMOUTH REAL ESTATE INVESTMENT CORPORATION
               (Exact name of registrant as specified in charter)

            Maryland                                          22-1897375
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                                ----------------
 Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728
                                  732-577-9996
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  Anna T. Chew
 Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728
                                  732-577-9996
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:
                                 Gary D. Gilson
                       Blackwell Sanders Peper Martin, LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                             ----------------------
        Approximate date of commencement of proposed sale to the public:
      From time to time after the Registration Statement becomes effective
                             ----------------------
     If the only  securities  being  registered  on this Form are being  offered pursuant to dividend or interest  reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________
     If this Form is a post-effective amendment filed pursuant to Rule
462(c)under the Securities Act, check the following box and list the Securities
Act registrations statement number of the earlier effective registration statement for the same offering. [ ] ___________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            -------------------------

The registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933 or  until  this  Registration  Statement  shall  become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.
================================================================================

EXPLANATORY NOTE

     On May 15, 2003,  Monmouth Real Estate Investment  Corporation,  a Maryland
corporation ("Monmouth Maryland"),  became the successor issuer to Monmouth Real
Estate Investment Corporation,  a Delaware corporation ("Monmouth Delaware"), as a result of the merger of Monmouth  Delaware  with and into  Monmouth  Maryland, with Monmouth Maryland being the surviving corporation. Immediately prior to the merger, Monmouth Maryland had no assets or liabilities other than nominal assets or liabilities.  Monmouth Maryland acquired all of the assets and assumed all of the liabilities and obligations of Monmouth Delaware in the merger.  Pursuant to
Rule 414(d)  promulgated under the Securities Act of 1933, as amended,  Monmouth
Maryland,  as a successor issuer to Monmouth  Delaware,  hereby expressly adopts the Registration  Statement on Form S-3 (Registration No. 333-103216) as its own
Registration Statement for all purposes of the Securities Act and the Securities
Exchange Act of 1934, as amended.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              Item 14. Other Expenses of Issuance and Distribution

     The following is an itemized  statement of estimated expenses to be paid by the Registrant in connection with the issuance and sale of the securities  being registered.

        Securities and Exchange Commission registration fee........... $  1,840
        Stock exchange listing fees...................................    6,000*
        Accounting fees and expenses..................................    7,500*
        Printing fees.................................................    3,000*
        Legal fees and expenses.......................................   20,000*
        Transfer agent, registrar and trustee fees....................    5,000*
        Miscellaneous.................................................    5,000*
                                                                       ---------
                 Total................................................ $ 43,340*
                                                                       =========

         *Estimated

               Item 15. Indemnification of Directors and Officers.

     Monmouth Real Estate Investment Company (the "Company") is organized in the
State of  Maryland.  The Maryland  General  Corporation  Law ("MGCL")  permits a corporation to include in its charter a provision  limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability  resulting from (i) actual receipt of an improper  personal benefit or profit in money,  property or services or (ii) active and  deliberate dishonesty  established  by a final  judgment as being  material to the cause of action.

     The MGCL  requires  a  corporation  to  indemnify  its  present  and former directors or officers who have been successful,  on the merits or otherwise,  in the defense of any  proceeding  to which the person is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former  directors and officers in connection with any proceeding to which  they may be made a party by reason of their  service in those or other capacities  unless  it is  established  that  (i)  the  act or  omission  of the indemnified  party was material to the matter giving rise to the  proceeding and
(a) was  committed  in bad faith or (b) was the result of active and  deliberate dishonesty,  (ii) the indemnified  party actually  received an improper personal benefit in money,  property  or  services  or (iii) in the case of any  criminal proceeding,  the indemnified  party had reasonable cause to believe that the act or omission was unlawful.

     The indemnification may be against judgments, penalties, fines, settlements and  reasonable  expenses  actually  incurred  by the  director  or  officer  in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Maryland

                                      II-1

corporation,  indemnification  may not be made in respect of any  proceeding  in which the director or officer has been adjudged to be liable to the corporation.

     In  addition,  a director or officer of a Maryland  corporation  may not be indemnified with respect to any proceeding charging improper personal benefit to the  director or officer in which the  director  or officer  was  adjudged to be liable  on  the  basis  that  personal  benefit  was  improperly  received.  The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment  creates a rebuttal  presumption  that the  director or officer did not meet the  requisite standard of conduct required for permitted  indemnification.  The termination of any  proceeding by judgment,  order or  settlement,  however,  does not create a presumption that the director or officer did not meet the requisite  standard of conduct for permitted indemnification.

     As a condition  to  advancing  expenses  to a director  who is a party to a proceeding, the MGCL requires the Company to obtain (a) a written affirmation by the  director or officer of his or her good faith  belief that he or she has met the standard of conduct necessary for  indemnification  by the Company and (b) a written  statement  by or on his or her  behalf  to  repay  the  amount  paid or reimbursed  by the Company if it is ultimately  determined  that the standard of conduct was not met.

     The  Company's  Articles of  Incorporation  provide  that the Company  must indemnify  its directors  and  officers,  whether  serving the Company or at its request any other entity,  to the full extent  required or permitted by Maryland law,  including  the advance of expenses  under the  procedures  and to the full extent  permitted  by law. The  Company's  Articles of  Incorporation  contain a provision which limits a director's or officer's  liability for monetary damages to the Company or its stockholders.

     The Company has entered into Indemnification  Agreements with its directors and certain  officers  which  generally  provide that the Company is required to indemnify  any  director or officer who was, is or becomes a party to or witness or other participant in: (i) any threatened,  pending or completed action,  suit or  proceeding  in which  such  director  or  officer  may be or may  have  been involved,  as a party or  otherwise,  by reason of the fact that the director or officer  was  acting in his or her  capacity  as a  director  or  officer of the
Company;  or (ii) any inquiry,  hearing or  investigation  that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.

                               Item 16. Exhibits.

Exhibit             Description of Exhibit
Number              Filed herewith:
------              --------------

(1)                 Underwriting Agreement*

(4.1)               Articles of Incorporation of Monmouth Real Estate Investment
                    Corporation  (incorporated  by reference  from Appendix B of
                    Monmouth

                                      II-2

                    Real  Estate  Investment   Corporation's   Definitive  Proxy
                    Statement, filed with the SEC on April 7, 2003).

(4.2)               Bylaws  of  Monmouth  Real  Estate  Investment   Corporation
                    (incorporated  by reference from Appendix C of Monmouth Real
                    Estate Investment  Corporation's Definitive Proxy Statement,
                    filed with the SEC on April 7, 2003).

(5)                 Opinion of  Blackwell  Sanders  Peper  Martin LLP  regarding legality.**

(8)                 Opinion of Blackwell  Sanders Peper Martin LLP regarding tax matters.

(23.1)              Consent of Blackwell  Sanders  Peper Martin LLP (included in
                    Exhibits 5 and 8).

(23.2)              Consent of KPMG LLP.**

(24)                Power of Attorney.**

---------------
*To be  incorporated  by  reference  subsequent  to the  effectiveness  of  this
Registration  Statement,  pursuant to a current report on Form 8-K in connection with the offering of the securities.

**Previously filed.

                             Item 17. Undertakings.

     The Registrant hereby undertakes:

     1.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include  any  prospectus  required by Section  10(a)(3)of  the
     Securities Act of 1933.

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement  (or the  most  recent post-effective amendment thereto) which,  individually or in the aggregate, represent  a  fundamental  change  in  the  information  set  forth  in the registration statement;

          (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the registration  statement or any
     material  change  to  such  information  in  the  registration   statement,
     including  (but not  limited  to) any  addition  or  deletion of a managing underwriter;

          Provided, however, That paragraphs 1(i) and (1)(ii) of this section do not apply if the  registration  statement is on Form S-3,  Form S-8 or Form
     F-3,  and the  information

                                      II-3

     required to be included in a  post-effective  amendment by those paragraphs is contained in periodic  reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities
     Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2.   That,  for  the  purpose  of  determining   any  liability  under  the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4.   The undersigned  Registrant  hereby  undertakes  that, for purposes of determining  liability  under the  Securities  Act of 1933,  each  filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of  1934  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

     5.   Insofar  as   indemnification   for  liabilities   arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            [The remainder of this page is intentionally left blank.]

                                      II-4

                                   Signatures

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds  to  believe  that it meets  all the requirements  for  filing  on Form S-3 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the Township of Freehold, State of New Jersey on the 16th day of
July, 2003:

                                  Monmouth Real Estate Investment Corporation

                                  By:    /s/ EUGENE W. LANDY
                                     -------------------------------------------
                                     Printed Name:  Eugene W. Landy
                                     Title:  Chairman of the Board and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities indicated on this 16th day of July, 2003.

             /s/ Eugene W. Landy                         /s/ Matthew I. Hirsch*
--------------------------------------------  --------------------------------------------
               Eugene W. Landy                              Matthew I. Hirsch
           Chairman of the Board,                               Director
           President and Director
        (Principal Executive Officer)

         /s/ Cynthia J. Morgenstern                     /s/Charles P. Kaempffer*
--------------------------------------------  --------------------------------------------
           Cynthia J. Morgenstern                          Charles P. Kaempffer
    Executive Vice President and Director                       Director

          /s/ Ernest V. Bencivenga                        /s/ Samuel A. Landy*
--------------------------------------------  --------------------------------------------
            Ernest V. Bencivenga                            Samuel A. Landy
           Treasurer and Director                               Director

              /s/ Anna T. Chew                            /s/ John R. Sampson*
--------------------------------------------  --------------------------------------------
                Anna T. Chew                                  John R. Sampson
           Controller and Director                               Director
(Principal Financial and Accounting Officer)

           /s/ Daniel D. Cronheim*                      /s/ Peter J. Weidhorn*
--------------------------------------------  --------------------------------------------
             Daniel D. Cronheim                            Peter J. Weidhorn
                  Director                                      Director

*By: Eugene W. Landy, attorney in fact.

                                              --------------------------------------------
                                                           Stephen B. Wolgrin
                                                               Director

                                Index of Exhibits

Exhibit             Description of Exhibit
Number              Filed herewith:
------              --------------

(1)                 Underwriting Agreement*

(4.1)               Articles of Incorporation of Monmouth Real Estate Investment
                    Corporation  (incorporated  by reference  from Appendix B of
                    Monmouth  Real Estate  Investment  Corporation's  Definitive
                    Proxy Statement, filed with the SEC on April 7, 2003).

(4.2)               Bylaws  of  Monmouth  Real  Estate  Investment   Corporation
                    (incorporated  by reference from Appendix C of Monmouth Real
                    Estate Investment  Corporation's Definitive Proxy Statement,
                    filed with the SEC on April 7, 2003).

(5)                 Opinion of  Blackwell  Sanders  Peper  Martin LLP  regarding legality.**

(8)                 Opinion of Blackwell  Sanders Peper Martin LLP regarding tax matters.

(23.1)              Consent of Blackwell  Sanders  Peper Martin LLP (included in
                    Exhibits 5 and 8).

(23.2)              Consent of KPMG LLP.**

(24)                Power of Attorney.**

---------------
*To be  incorporated  by  reference  subsequent  to the  effectiveness  of  this
Registration  Statement,  pursuant to a current report on Form 8-K in connection with the offering of the securities.

**Previously filed.